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EXHIBIT 1(ii)

                       VIRGINIA ELECTRIC AND POWER COMPANY




                                 Preferred Stock

                         FORM OF UNDERWRITING AGREEMENT


                                                          [Date]






[Name of Underwriter]
 as Representative for
 the Several Underwriters
 named in Schedule I hereto
[Address of Representative]



Ladies and Gentlemen:

         Virginia Electric and Power Company, a Virginia corporation (the Company), proposes to issue and sell to the several Underwriters named in
Schedule I hereto for whom you are acting as Representative, _______ shares of its Series __ Preferred Stock (the Firm Shares). The Company also proposes to issue and sell to the several Underwriters not more than an additional _______ shares of Preferred Stock (the Additional Shares) if and to the extent the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Preferred Stock granted to the Underwriters in Section I hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of Preferred Stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Preferred Stock.

         1. Underwriters and Representative. The term "Underwriters" as used
            --------------------------------
herein shall be deemed to mean the several persons, firms or corporations (including the Representative hereinafter mentioned) named in Schedule I hereto, and the term "Representative" as used herein shall be deemed to mean the representative to whom this Agreement is addressed, who by signing this Agreement represents that it has been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named in
Schedule I hereto, the term "Underwriters" and the term "Representative" as used herein shall mean that person, firm or corporation. All obligations of the
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Underwriters hereunder are several and not joint. Any action under or in respect of this Agreement taken by the Representative will be binding upon all the Underwriters.

         2. Representations and Warranties of the Company. The Company
            ---------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:

                  (a) A registration statement, No. 333-______ on Form S-3 for the registration of the Shares and certain other securities of the Company under the Securities Act of 1933, as amended (the Securities
         Act), heretofore filed with the Securities and Exchange Commission (the Commission), a copy of which as so filed has been delivered to you, has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the Shares included in the Registration Statement, which prospectus is now proposed to be supplemented by a supplement relating to the Shares to be filed with the Commission under the Securities Act, as so supplemented, is hereinafter referred to as the "Prospectus". As used herein, the terms "Registration Statement", "prospectus" and "Prospectus" include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement, prospectus or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

                  (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), and the rules, regulations and releases of the Commission thereunder (the Rules and Regulations) and, on the date hereof, neither the Registration Statement nor the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section (b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters' behalf for use in the Registration Statement or Prospectus; and provided, further, that the foregoing representations and warranties are given on the basis that any

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         statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

                  (c) Deloitte & Touche LLP, who have examined certain of the Company's financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

                  (d) Except as reflected in, or contemplated by, the Registration Statement and Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the condition of the Company, financial or otherwise.

                  The Company has no material contingent financial obligation that is disclosed in each of the Registration Statement and Prospectus.

                  (e) The Company has taken all corporate action necessary to be taken by it to authorize the execution by it of this Agreement and the performance by it of all obligations on its part to be performed hereunder; and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary or any of their properties or, to the best of such counsel's knowledge, any agreement or instrument to which the Company is [now a party, or the charter of the Company, as amended or any order, rule or regulation applicable to the Company of any federal or state regulatory board or body or administrative agency having jurisdiction over the Company or over its property.] a party or by which the Company is bound or to which any of the properties of the Company is subject, or the articles of incorporation or bylaws of the Company, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

                  (e) The Shares, upon issuance thereof, will conform in all respects to the terms of the relevant order or orders of the State Corporation Commission of Virginia (the "Virginia Commission") now or hereafter in effect with respect to the Shares.

                  [(g) The Preferred Stock (other than the Shares) is and, upon issuance the Shares will be, listed on the New York Stock Exchange. Company will use best efforts to complete listing of the shares on the New York Stock Exchange]

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         4. Public Offering. On the basis of the representations and warranties
            ---------------
herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the, place and time hereinafter specified, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto at a price of $_____ per share (the "Purchase Price"). The Company is further advised by the Underwriters that the Shares are to be offered by the Underwriters to the public initially at $______ a share (the "Public Offering Price") and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $__.__ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify such offering without notice.

         (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, all or part of ________ the Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears approximately the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         (b) The Company hereby agrees that, without the prior written consent of the Representative, it will not during the period ending 60 days after the date of the Prospectus (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or to register or announce the sale or offering of any shares of Preferred Stock of the Company or any securities convertible into or exercisable or exchangeable for such Preferred Stock or (ii) enter into any agreement that transfers, in whole or in part, the economic consequences of ownership of such Preferred Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Preferred Stock or such other securities in cash or otherwise. The foregoing (a) the Shares to be sold hereunder; (b) the issuance by the Company of shares of Preferred Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

         5. Time and Place of Closing. Payment for the Firm Shares shall be made
            -------------------------
by or on behalf of the several Underwriters by the wire transfer of immediately available funds to the

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Company's account. Such payment shall be made upon delivery of the Firm Shares to the Representative or upon its order at the office of the Representative, [Address], at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of this Agreement, or if pricing takes place after 4:30 P.M. New York time, on the fourth business day following the date of this Agreement (unless postponed in accordance with the provisions of Section 10), or at such other time on the same or such other earlier date, as shall be agreed upon by the Representative and the Company. The time and date of such payment are hereinafter referred to as the Closing Date.

         Payment for any Additional Shares shall be made by or on behalf of the several Underwriters by the wire transfer of immediately available funds to the Company's account. Such payment shall be made upon delivery of the Additional Shares to the Representative or upon its order at the office of the Representative, [Address], at 10:00 A.M., New York City time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Representative to the Company of the Representative's determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than ______ 200__, as shall be agreed upon by the Representative and the Company. The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.


         6.       Covenants of the Company.  The Company agrees that:
                  ------------------------

                  (a) The Company, at or prior to the Closing Date, will deliver to the Representative conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representative.

                  (b) The Company will pay all expenses in connection with (i) the preparation and

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         filing by it of the Registration Statement and Prospectus and the
         printing of this Agreement, (ii) the preparation, issue and delivery of certificates for the Shares, (iii) the printing and delivery to the Underwriters in reasonable quantities of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). The Company also will pay all taxes, if any, except transfer taxes, on the issue of the Shares. In addition, the Company will pay the reasonable out of pocket fees and disbursements of Underwriters' outside counsel, [Underwriters' Counsel], in connection with the qualification of the Shares under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

                  (c) If, during the time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will (i) notify the Representative to suspend solicitation of purchases of the Shares and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance [, and (iii) at its expense, furnish to the Representative a reasonable quantity of the prospectus as so supplemented or amended.] In case any Underwriter is required to deliver a prospectus in connection with the sale of any Shares after the expiration of the period specified in the preceding sentence, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act. During the period specified in the second sentence of this Section 6(c), the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representative and [Underwriters' Counsel].

                  (d) The Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representative promptly of the filing of any such amendment or supplement [As soon as the Company is advised thereof, it will advise the Representative of the issuance of any stop order under the Securities Act with respect to the Registration Statement or any part thereof, or] and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

                  (g) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent required of it to the delivery by it of the Shares.

                  (h) The Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states as the Representative may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

                  (g) Fees and disbursements of [Underwriter Counsel]. who are acting as counsel for the Underwriters (exclusive of fees and disbursements of such counsel which are to be paid as set forth in
         Section 6(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall reimburse the Representative for the account of the Underwriters for the amount of such fees and disbursements.

         7.       Conditions of Underwriters' Obligations; Termination by the
                  ------------------------------------------------------------
                  Underwriters.
                  ------------

                           (a) The obligations of the Underwriters to purchase
                  and pay for the Shares shall be subject to the following conditions:

                                    (i) No stop order suspending the
                           effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. The Representative shall have received, prior to payment for the Shares, a certificate dated the Closing Date and signed by any Chief Executive Officer, any Chief Financial Officer, any Executive Vice President or any Senior Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                                    (ii) At the Closing Date an order or orders
                           of the Commission pursuant to the Holding Company Act permitting the issuance and sale of the Shares shall be in full force and effect and all provisions of such order or orders heretofore entered are deemed acceptable to the Representative and the Company, and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representative and the Company unless within 24 hours after receiving a copy of any such order either shall give notice to the other to the effect that such order contains an unacceptable provision.

                                    (iii) At the Closing Date the Representative
                           shall receive, on behalf of the several Underwriters, the opinions of McGuire, Woods, Battle & Boothe, LLP, counsel to the Company and [Underwriters' Counsel], counsel to the Underwriters, substantially in the forms attached hereto as Schedules II and III.

                                    (a) At the time of execution of this
                           Agreement and as of the Closing Date, the Representative shall have received letters, on behalf of the Underwriters, dated as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representative, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                                    (b) Subsequent to the execution of this
                           Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus, there shall not have occurred (1) any change in the Shares of the Company (other than a decrease in the aggregate number thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of the Company or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the judgment of the Representative is so material and so adverse that it makes it inadvisable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and this Agreement, or (B) there shall not have occurred (1) a downgrading in the rating accorded any of the Company's senior securities by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), (2) any general suspension of trading in securities on the New York Stock Exchange or any material limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a banking moratorium declared either by federal or New York State authorities or (4) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, the effect of which outbreak, escalation, declaration, calamity or crisis, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and in this Agreement.

                                    (c) On the Closing Date, the representations
                           and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, at the Closing Date, the Representative shall have received a certificate to such effect signed by the Chairman of the Board, Chief Executive Officer, President or any Executive or Senior Vice President of the Company.

                                    (d) All legal proceedings to be taken in
                           connection with the issuance and sale of the Shares shall have been satisfactory in form and substance to [Underwriters' Counsel].

                           (iv) In case any of the conditions specified above in
                  Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representative upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in Section 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representative unless Underwriters who have agreed to purchase in the aggregate greater than 50% or more of the aggregate principal amount of the Shares shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in
                  Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

                           (v) If this Agreement shall be terminated by the
                  Representative pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(g)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in
                  Section 6(b) and Section 9.

                           (vi) The several obligations of the Underwriters to
                  purchase Additional Shares hereunder are subject to the delivery to the Representative on the Option Closing Date of such documents and opinions as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         8. Conditions of the Obligation of the Company. The obligation of the
            -------------------------------------------
Company to deliver the Shares shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case said conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g), 9 and 10(c) hereof.

         9. Indemnification. (a) The Company agrees to indemnify and hold
            ---------------
harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Preliminary Prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing agreement, insofar as it relates to any Preliminary Prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Shares by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to the Representative), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any Preliminary Prospectus. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Shares.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, each other Underwriter, and each person who controls any thereof within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Preliminary Prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any Preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, or any such other

Underwriter or any such controlling person, and shall survive the delivery of the Shares.

         (c) The Company and each of the Underwriters agrees that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         10. Termination by the Company. If any one or more of the Underwriters
             --------------------------
shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Shares, then the other Underwriters shall be obligated severally in the proportions which the principal amount of the Shares set forth opposite their respective names in
Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Shares and the aggregate principal amount of the Shares with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Shares and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 6(g) and Section 9) or of the Company (except as provided in Section 6(b) and Section
9). In any such case not involving a termination, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the

Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         11. Representations, Warranties and Agreements to Survive Delivery. All
             --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Shares.

         12. Miscellaneous. The validity and interpretation of this Agreement
             -------------
shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such, of any of the Shares from any of the several Underwriters.

         13. Notices. All communications hereunder shall be in writing and if to
             -------
the Underwriters shall be mailed, telexed, telecopied or delivered to the Representative at the address set forth on Schedule I hereto, or if to the Company shall be mailed, telexed, telecopied or delivered to it, attention of Treasurer, Virginia Electric and Power Company, 701 East Cary Street, Richmond, Virginia 23219-3932.

         Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                    VIRGINIA ELECTRIC AND POWER COMPANY



                                    By:_________________________________
                                         Title:




The foregoing agreement is
hereby confirmed and accepted,
as of the date first
above written.

[Name of Representative]


By:________________________________
     Title:

Acting individually and on
behalf of the other several
Underwriters named in
Schedule I hereto.

                                   SCHEDULE I

--------------------------------------------------------------------------------
Underwriter                          Number of Firm Shares To Be Purchased
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Total

                                   SCHEDULE II


                            PROPOSED FORM OF OPINION
                                       OF
                       MCGUIRE, WOODS, BATTLE & BOOTHE LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219


                                 ______, 200_



[Name of Underwriter]
 as Representative for
 the Several Underwriters
 named in Schedule I hereto
[Address of Representative]


         Re:      Virginia Electric and Power Company Preferred Stock Offering

Ladies and Gentlemen:

         We have acted as counsel to Virginia Electric and Power Company, a Virginia corporation (the "Company"), in connection with the issuance and sale by the Company of ____ shares (the "Shares") of its preferred stock pursuant to an underwriting agreement dated ____________, 200__ (the "Underwriting Agreement") among the Company and ____________ (the "Underwriters"), and the several other underwriters named therein. This opinion is rendered pursuant to the provisions of Section 7(a)(iii) of the Underwriting Agreement, and, except a set forth herein, the terms used herein which are defined in the Underwriting Agreement have the same meanings as they have in the Underwriting Agreement.

         We have examined the Underwriting Agreement, a specimen certificate for the Preferred Stock, the Articles of Incorporation and the By-laws of the Company and such other corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents and have conducted such other investigations of facts and law as we have deemed necessary or advisable for purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us. Whenever the phrases "to our knowledge" or "known to us" are used herein, they refer to the actual knowledge of the attorneys of this firm generally involved in the representation of the Company.

         In regard to the title of the Company to its properties, we have made no independent investigation of original records but our opinion is based (a) with respect to land and rights of way for electric lines of 69,000 volts or more, solely on reports and opinions by counsel in whom we have confidence and
(b) with respect to rights of way for electric lines of less than 69,000 volts and various matters of fact in regard to all other properties, solely on information of the Company.


         For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of signatures not witnessed by us, (iv) the legal capacity of natural persons, and
(v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of documents by the Company, and the validity and binding effect upon the Company).

         Based upon and subject to the foregoing as well as the qualifications hereinafter set forth, we are of the opinion that:

                  (A) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and is duly qualified as a foreign corporation in West Virginia and North Carolina, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and is duly qualified as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (B) The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company; and the Underwriting Agreement has been duly executed and delivered by the Company.

                  (C) The Preferred Stock of the Company conforms in all material respects to the description thereof in the Prospectus.

                  (D) The Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Shares are not subject to any preemptive or similar rights. The Shares have been duly authorized for listing on the New York Stock Exchange (the "NYSE").

                  (E) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the issuance and sale by the Company of the Shares do not and will not contravene the Articles of Incorporation or the By-laws of the Company or any provision of any law of the Commonwealth of Virginia, the State of New York or U.S. federal law or, to our knowledge, any judgment, order or decree of any U.S. federal court or government agency or any court or government agency of the State of New York or the Commonwealth of Virginia having jurisdiction over the Company. No approval, authorization or consent of any U.S. federal, New York, or Virginia court or governmental authority or agency is required in connection with the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been obtained or will have been obtained prior to the Closing Date or as may be required under state securities laws.

                  (F) To the best of our knowledge, there are no actions, suits or proceedings pending or threatened to which the Company is a party or to which any of its properties is subject other than any proceedings described in the Prospectus and proceedings which we believe are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

                  (G) We have reviewed the Registration Statement and Prospectus and participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and with your representatives and representatives of your counsel at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and have also reviewed certain corporate records, documents and proceedings, and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent set forth in paragraphs (I) below and (D) above), on the basis of the foregoing, no facts have come to our attention which have led us to believe that, as of its effective date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or the Closing Date, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus).

                  (H) [The statements in (A) the Prospectus under the captions "Virginia Stock Corporation Act and the Articles and By-laws" and "Description of Capital Stock -- Preferred Stock," and (B) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects (except that we express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus).]

                  (I) Each of the Registration Statement and the Prospectus, when it became effective or was filed with the Commission, as the case may be, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (except that we express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus).

                  (J) The form of the certificate for the Shares conforms in all material respects to the requirements of the Virginia Stock Corporation Act and the NYSE.

                  (K) The Company is not, and following consummation of the transactions contemplated by the Underwriting Agreement will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended.

         We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. [Underwriters Counsel] may rely on this opinion in connection with the opinions they are delivering on the date hereof with respect to the matters set forth herein to the extent that such opinion involves matters governed by the laws of the Commonwealth of Virginia. Our opinion in paragraph (F) as to non-contravention of the laws of the State of New York is based upon a review of those laws and statutes which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement. We do not express any opinion herein on whether the provisions of the Underwriting Agreement regarding rights to indemnity and contribution contravene or are limited by federal or state securities laws or public policy.

         This opinion letter may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.



                                                     Very truly yours,

                                  SCHEDULE III

                            PROPOSED FORM OF OPINION

                                       OF

                              UNDERWRITER'S COUNSEL




                                     [DATE]



[Name of Underwriter]
as Representative for the
Several Underwriters named
in Schedule I hereto
[Address of Representative]

         Re: Virginia Electric and Power Company--Offering of _______ Shares of Preferred Stock

Ladies and Gentlemen:

         We have acted as counsel for you (the "Underwriters") in connection with the purchase today by you severally of _______ shares (the "Shares") of the preferred stock of Virginia Electric and Power Company, a Virginia corporation (the "Company"), pursuant to the terms of an underwriting agreement dated ____________, 200__ (the "Underwriting Agreement") among the Company and you. This letter is being delivered to you pursuant to the provisions of Section 7(a)(iii) of the Underwriting Agreement. Terms used in this letter which are not defined herein but which are defined, either directly or by cross-reference, in the Underwriting Agreement are used herein with the respective meanings assigned to such terms in the Underwriting Agreement.

         In connection therewith, we have examined (a) the Registration Statement on Form S-3 (Registration No. _______________ thereto, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of the Shares, as it became effective under the Act (such Registration Statement, as so amended and including documents incorporated therein by reference, being hereinafter referred to as the "Registration Statement"), (b) the Company's Prospectus Supplement, dated ___________, 2000, as filed in final form with the Commission

                                     III-1
on ______________, 200_ pursuant to Rule 424(b) under the Act (such
Prospectus Supplement, together with the Prospectus included as part of the Registration Statement and documents incorporated therein by reference, the "Prospectus", (c) executed counterparts of the Underwriting Agreement, (d) a copy of the Articles of Incorporation of the Company, (e) a copy of the By-Laws of the Company, (f) a specimen certificate for the Preferred Stock and (g) a record of corporate proceedings of the Company relating to the authorization of the public offering, including the execution and delivery of the Underwriting Agreement. In addition, we have examined certificates of public officials and the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, certificates, documents and records and have reviewed such questions of law as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

         In such examination, we have assumed, without inquiry, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. In addition, we have assumed, without inquiry, that the Underwriting Agreement has been duly authorized, executed and delivered by all parties other than the Company, and that the certificates representing the Shares being issued on the date hereof conform in all respects to the specimens examined by us. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied on the aforesaid agreements, instruments, certificates, documents and records.

         Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

                  (L) The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia;

                  (M) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (N) the Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

                  (O) 'The statements in the Prospectus under the captions "Description of Capital Stock -- Preferred Stock" and "Underwriters," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

         As your counsel, we have reviewed the Registration Statement and Prospectus, participating in discussions with representatives of the Underwriters and of the Company and its accountants at which contents of the Registration Statement and Prospectus and related matters

                                     III-2
were discussed. We did not participate in the preparation of the Registration Statement (other than the Prospectus Supplement) or any of the documents (other than the Underwriting Agreement) incorporated by reference therein. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as described in paragraph (iv) hereof), based on the foregoing, no facts have come to our attention in the course of such review which have led us to believe that, as of its effective date, the Registration Statement (other than the financial statements and the financial, accounting and statistical data and related schedules incorporated by reference or included therein or excluded therefrom, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or the date hereof, the Prospectus (other than the financial statements and financial, accounting and statistical data and related schedules incorporated by reference or included therein or excluded therefrom, as to which we express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The opinions rendered herein are limited to the laws of the State of New York and the Federal law of the United States. In rendering the foregoing opinions, we have, with your consent, relied solely upon the opinion of McGuire, Woods, Battle & Boothe LLP, dated the date hereof and addressed to you, as to all matters under the laws of the Commonwealth of Virginia, and our opinions rendered herein as to such matters are subject to the same qualifications, assumptions and limitations as are set forth in such opinion.

         This letter and the opinions rendered herein are furnished by us as counsel to you in connection with the transactions contemplated by the Underwriting Agreement and solely for your benefit and may not be delivered to or relied upon in any manner by any other person or entity without our express written consent.


                                                     Very truly yours,

                                     III-3